Proxy Voting Results

A special meeting of the fund's shareholders was held on June 17, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	16,294,841,572.46	67.846
Against	4,036,653,996.81	16.807
Abstain	993,877,882.58	4.139
Broker Non-Votes	2,691,734,610.28	11.208
TOTAL	24,017,108,062.13	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	22,840,552,929.63	95.101
Withheld	1,176,555,132.50	4.899
TOTAL	24,017,108,062.13	100.000
Ralph F. Cox
Affirmative	22,814,730,343.25	94.994
Withheld	1,202,377,718.88	5.006
TOTAL	24,017,108,062.13	100.000
Laura B. Cronin
Affirmative	22,827,669,460.37	95.048
Withheld	1,189,438,601.76	4.952
TOTAL	24,017,108,062.13	100.000
Robert M. Gates
Affirmative	22,832,759,061.32	95.069
Withheld	1,184,349,000.81	4.931
TOTAL	24,017,108,062.13	100.000
	# of Votes	% of Votes
George H. Heilmeier
Affirmative	22,837,906,059.00	95.090
Withheld	1,179,202,003.13	4.910
TOTAL	24,017,108,062.13	100.000
Abigail P. Johnson
Affirmative	22,819,456,149.99	95.013
Withheld	1,197,651,912.14	4.987
TOTAL	24,017,108,062.13	100.000
Edward C. Johnson 3d
Affirmative	22,810,259,696.01	94.975
Withheld	1,206,848,366.12	5.025
TOTAL	24,017,108,062.13	100.000
Donald J. Kirk
Affirmative	22,822,861,358.25	95.028
Withheld	1,194,246,703.88	4.972
TOTAL	24,017,108,062.13	100.000
Marie L. Knowles
Affirmative	22,840,012,715.43	95.099
Withheld	1,177,095,346.70	4.901
TOTAL	24,017,108,062.13	100.000
Ned C. Lautenbach
Affirmative	22,844,948,054.36	95.119
Withheld	1,172,160,007.77	4.881
TOTAL	24,017,108,062.13	100.000
Marvin L. Mann
Affirmative	22,823,351,253.51	95.030
Withheld	1,193,756,808.62	4.970
TOTAL	24,017,108,062.13	100.000
William O. McCoy
Affirmative	22,824,777,791.95	95.035
Withheld	1,192,330,270.18	4.965
TOTAL	24,017,108,062.13	100.000
	# of Votes	% of Votes
Robert L. Reynolds
Affirmative	22,847,253,473.29	95.129
Withheld	1,169,854,588.84	4.871
TOTAL	24,017,108,062.13	100.000
William S. Stavropoulos
Affirmative	22,836,942,275.18	95.086
Withheld	1,180,165,786.95	4.914
TOTAL	24,017,108,062.13	100.000
* Denotes trust-wide proposals and voting results.